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                                                                  EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 1996 with respect to the financial statements of RAC Financial Group, Inc. included in the Registration Statement (Form S-1 to be filed on or about December 20, 1996) and related Prospectus of RAC Financial Group, Inc. for the registration of 5,750,000 shares of its common stock.

                                         /s/ ERNST & YOUNG LLP

Dallas, Texas
December 20, 1996